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                                                                    EXHIBIT 11.1


                          WIRELESS TELECOM GROUP, INC.


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
                                                                      For the Year Ended December 31,

                                                                 2002               2001              2000
                                                                 ----               ----              ----
Net income                                                    $1,767,618         $1,217,271        $2,131,240
                                                           ==================================================

BASIC EARNINGS:
Weighted average number of common shares
outstanding                                                   17,080,648         17,746,979        19,159,975
                                                           ==================================================
Basic earnings per common share                                    $0.10              $0.07             $0.11
                                                           ==================================================

DILUTED EARNINGS:                                                2002               2001              2000
                                                                 ----               ----              ----
Weighted average number of common shares
outstanding                                                   17,080,648         17,746,979        19,159,975
Stock options                                                    259,616            299,519           564,213
                                                           --------------------------------------------------
Weighted average number of common shares
outstanding, as adjusted                                      17,340,264         18,046,498        19,724,188
                                                           ==================================================
Diluted earnings per common share                                  $0.10              $0.07             $0.11
                                                           ==================================================
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